UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 3, 2009

TEREX CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On June 3, 2009, Terex Corporation (the “Company”) completed offerings of (i) $300,000,000 aggregate principal amount of its 10 7/8% Senior Notes due 2016 (the “Senior Notes”) and  (ii) $172,500,000 aggregate principal amount of its 4.00% Convertible Senior Subordinated Notes due 2015 (the “Convertible Notes”).  In connection with the offerings, the Company entered into two supplemental indentures, as described in the following paragraphs.

The Senior Notes were issued pursuant to an indenture, dated as of July 20, 2007 (the “Senior Indenture”), between the Company and HSBC Bank USA, National Association, as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of June 3, 2009 (the “Supplemental Indenture” and, together with the Senior Indenture, the “Senior Notes Indenture”), between the Company and the Trustee.  A copy of the Senior Indenture is set forth as Exhibit 4.1 to the Company’s automatic shelf registration statement on Form S-3 (No. 333-144796) filed July 24, 2007 (as amended, the “Registration Statement”), and is incorporated herein by reference.  The Convertible Notes were issued pursuant to an indenture, dated as of July 20, 2007 (the “Subordinated Indenture”), between the Company and the Trustee, as supplemented by a second supplemental indenture, dated as of June 3, 2009 (the “Second Supplemental Indenture”, and, together with the Subordinated Indenture, the “Convertible Notes Indenture”), between the Company and the Trustee.  A copy of the Subordinated Indenture is set forth as Exhibit 4.2 to the Registration Statement, and is incorporated herein by reference. Copies of the Supplemental Indenture and the Second Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.  The descriptions of the Senior Notes Indenture, the Convertible Notes Indenture, the Senior Notes (a form of which is attached as an exhibit to the Supplemental Indenture) and the Convertible Notes (a form of which is attached as an exhibit to the Second Supplemental Indenture) in this report are only summaries and are qualified in their entirety by the terms of the Senior Notes Indenture, the Convertible Notes Indenture, the Senior Notes and the Convertible Notes, respectively.

The Supplemental Indenture and the Senior Notes provide, among other things, that the Senior Notes will be the Company’s senior obligations and will rank equally in right of payment with all of the Company’s senior unsecured indebtedness.  The Senior Notes will bear interest from June 3, 2009 at an annual rate of 10.875%, payable semi-annually on each June 1 and December 1, commencing on December 1, 2009.  The Senior Notes will mature on June 1, 2016.  The Company may redeem the Senior Notes in whole or in part, on or after June 1, 2013, at the redemption prices set forth in the Supplemental Indenture.  Prior to June 1, 2013, the Company may redeem the Senior Notes, in whole or in part, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium set forth in the Supplemental Indenture.  In addition, prior to June 1, 2012, the Company may redeem up to 35% of the Senior Notes from the proceeds of certain equity offerings.  Upon certain change of control events (as defined in the Supplemental Indenture), the holders of the Senior Notes may require the Company to repurchase all or a portion of the Senior Notes at a purchase price of 101% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase.

The terms of the Supplemental Indenture, among other things, limit the ability of the Company and its restricted subsidiaries to (i) incur additional indebtedness, (ii) issue preferred stock, (iii) create or incur certain liens, (iv) pay dividends and make other restricted payments, (v) create restrictions on dividend and other payments to the Company from certain of its subsidiaries, (vi) sell assets and subsidiary stock, (vii) engage in transactions with affiliates, (viii) consolidate, merge or transfer all or substantially all of the Company’s assets and the assets of its subsidiaries and (ix) create unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. The Supplemental Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on: (i) the failure to make payments under the Supplemental Indenture when due, (ii) breach of covenants, (iii) acceleration of other material indebtedness, (iv) bankruptcy events and (v) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all of the Senior Notes to be due and payable.

The Second Supplemental Indenture and the Convertible Notes provide, among other things, that the Convertible Notes will be the Company’s senior subordinated obligations and will be subordinated in right of payment to all of the Company’s senior indebtedness (including the Senior Notes).  The Convertible Notes will bear interest from June 3, 2009 at an annual rate of 4.00%, payable semi-annually on each June 1 and December 1, commencing on December 1, 2009. The Convertible Notes will mature on June 1, 2015.  Holders of the Convertible Notes are convertible in certain circumstances and during certain periods (as described in the Second Supplemental Indenture) at an initial conversion rate of 61.5385 shares of the Company’s common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $16.25 per share of the Company’s common stock), subject to adjustment in some events as set forth in the Second Supplemental Indenture.  In addition, following certain corporate transactions that occur prior to the maturity date, the Company will increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such a corporate transaction in certain circumstances.  Upon conversion, the

Company will deliver cash up to the aggregate principal amount of the Convertible Notes being converted, and shares of common stock in respect of the remainder, if any, of the Company’s convertible obligation in excess of the aggregate principal amount of the Convertible Notes being converted.  If certain fundamental changes occur, as described in the Second Supplemental Indenture, holders may require the Company to purchase the Convertible Notes in whole or in part for cash at a price equal to 100% of the principal amount of the Convertible Notes to be purchased plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date. The Convertible Notes are not redeemable at the Company’s option prior to maturity.

The Second Supplemental Indenture provides for customary events of default which include, among other things, (subject in certain cases to customary grace and cure periods) defaults based on: (i) the failure to make payments under the Second Supplemental Indenture when due, (ii) the failure to comply with the conversion obligations under the Second Supplemental Indenture, (iii) breach of covenants, (iv) acceleration of other material indebtedness, (v) bankruptcy events and (vi) material judgments. Generally, if an event of default occurs, the trustee or the holders of at least 25% in principal amount of the then outstanding Convertible Notes may declare all of the Convertible Notes to be due and payable.

The Trustee and its affiliates maintain relationships in the ordinary course of business with the Company and its subsidiaries, including the provision of commercial banking, investment banking, trustee and/or other financial services.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosures under Item 1.01 of this report relating to the Senior Notes and Convertible Notes are also responsive to Item 2.03 of this report and are incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibits

4.1

Supplemental Indenture, dated as of June 3, 2009, among the Company and the Trustee.

4.2

Second Supplemental Indenture, dated as of June 3, 2009, among the Company and the Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 8, 2009

TEREX CORPORATION

By:	/s/ Eric I Cohen
Eric I Cohen Senior Vice President, Secretary and General Counsel